Exhibit 10.40

AMENDMENT TO PLACEMENT AGENCY AGREEMENT

This AMENDMENT TO PLACEMENT AGENCY AGREEMENT (this “Amendment”) is made effective as of February 15, 2007, by and between Commonwealth Associates, L.P., a New York limited partnership (“Commonwealth”) and Averion International Corp., a Delaware corporation (the “Company”).  Capitalized terms used in this Amendment shall have the same meaning set forth in the Agreement, except as otherwise set forth herein.

RECITALS

A.            The parties previously entered into that certain Placement Agency Agreement dated as of October 17, 2006, as amended November 8, 2006 and further amended on January 31, 2007 (the “Placement Agency Agreement”), pursuant to which Commonwealth has acted as the placement agent for the Company in connection with a private placement (the “Private Placement”).

B.            The Placement Agency Agreement originally provided that the offering period for the Private Placement shall continue until the earlier to occur of: (i) the sale of the Maximum Offering; (ii) sixty (60) days following delivery to Commonwealth of the Offering Documents; or (iii) December 31, 2006, which date may be extended at Commonwealth’s option for up to thirty (30) days provided that the Minimum Offering had been completed by December 31, 2006.  The day that the offering period terminates is referred to as the “Termination Date.”

C.            The Minimum Offering was completed on November 28, 2006.

D.            Upon completion of the Minimum Offering, Commonwealth extended the Termination Date to January 31, 2007.

E.             Pursuant to the amendment to the Placement Agency Agreement on January 31, 2007, the parties mutually agreed to extend the Termination Date to February 15, 2007.

F.             It is now the desire and intention of both the Company and Commonwealth to amend the Placement Agency Agreement to extend the Termination Date to March 15, 2007.

NOW, THEREFORE, in consideration of the foregoing facts and mutual agreements set forth below, the parties intending to be legally bound, agree to amend the Placement Agency Agreement as follows:

1.             Termination Date Amendment.  The Placement Agency Agreement is hereby amended to extend the Termination Date to March 15, 2007.

2.             Effectiveness.  This Amendment shall be deemed effective as of the date hereof.

3.             Miscellaneous.

a.             Agreement Amended.  Subject to the provision of this Section 3, this Amendment shall be deemed to be an amendment to the Placement Agency Agreement.  All references to the Placement Agency Agreement in any other document, instrument agreement or writing hereafter shall be deemed to refer to the Placement Agency Agreement as amended hereby.

b.             Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Company, Commonwealth and their respective successors and assigns.

c.             Governing Law.  This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflict of laws principles.

d.             Counterparts.  This Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page to Amendment to Placement Agency Agreement Follows]

IN WITNESS WHEREOF, the parties have each caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

“Company”	Averion International Corp., a Delaware corporation

	By:	/s/ Dr. Philip T. Lavin
Name: Dr. Philip T. Lavin
Title: Chief Executive Officer

“Commonwealth”	Commonwealth Associates, L.P., a New York limited partnership

By: Commonwealth Associates Management Company, Inc.

	By:	/s/ Robert O’Sullivan
Name: Robert O’Sullivan
Title: President

[Signature Page to Amendment to Placement Agency Agreement]